SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 20, 2004 (August 13, 2004)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(c)	Exhibits

		Exhibit 99.1	Press Release of Seitel, Inc. dated August 12, 2004.

		Exhibit 99.2	Transcript of Seitel, Inc. Conference Call dated August 13, 2004.

Item 12.	Results of Operations and Financial Condition

Attached as Exhibit 99.1 and incorporated herein by reference is Seitel, Inc.'s press release dated August 12, 2004, which was released after hours on such date. Attached as Exhibit 99.2 and incorporated herein by reference is the transcript of Seitel, Inc.'s conference call of August 13, 2004, discussing the second quarter 2004 financial and operational results. This information is not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

The disclosure in the Question and Answer section of Exhibit 99.2 that refers to $100 million of cash EBITDA should have referenced $100 million of Cash Operating Income. This amount is reconciled to Operating Income as follows (in thousands):

Cash operating income 12 months ended June 30, 2004	$97,797
Add (subtract) other revenue components not included in cash operating income:
Acquisition underwriting from non-monetary exchanges	2,462
Non-monetary exchanges	13,611
Deferral of revenue	(49,532)
Selections of data	52,352
Less:
Depreciation and amortization	(92,953)
Impairment of seismic data library	(29,959)

Operating loss 12 months ended June 30, 2004	$(6,222)
Plus operating loss six months ended December 31, 2003	17,737

Operating income, as reported, six months ended June 30, 2004	$11,515

Statements in the exhibits to this Form 8-K about the future outlook related to Seitel involve known and unknown risks and uncertainties which may cause Seitel's actual results to differ materially from expected results. While Seitel believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond Seitel's control. Among the other important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in Seitel's previous filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	August 20, 2004	SEITEL, INC.

		By:	/s/ Randall D. Stilley

		Name:	Randall D. Stilley
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release of Seitel, Inc. dated August 12, 2004.	5
99.2	Transcript of Seitel, Inc. Conference Call dated August 13, 2004	12